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                                                                 EXHIBIT 10.18



                             RAMCO-GERSHENSON, INC.
                       27600 Northwestern Hwy., Suite 200
                          Southfield, Michigan  48034


                                 April 15, 1996


Mr. Richard Smith
10538 Wellington Boulevard
Powell, Ohio  43065

Dear Richard:

     This letter states our agreement with respect to your employment with Ramco-Gershenson, Inc. (the "Company").

     1. Your Employment Duties and Responsibilities.

     (a) During the "Term" (as defined in paragraph 2 below), you will be employed by the Company as its Chief Financial Officer and will devote substantially all of your full working time and attention, as well as your best efforts, to such position. You will report to the President and Chief Executive Officer of the Company and will have such authority and responsibilities and perform such duties for the Company as may from time to time be established by the Board of Directors of the Company.

     (b) It is currently contemplated that, upon consummation of a series of transactions, Ramco-Gershenson Properties L.P., a Delaware limited partnership which will be controlled by Ramco-Gershenson Properties Trust, a Maryland business trust (the "Trust"), will acquire the Company (the "Acquisition").
You hereby consent in such event to the assignment by the Company of this Agreement to the Trust, and agree that, from and after consummation of the Acquisition, (i) all rights and obligations of the Company under this Agreement will be vested in the Trust and (ii) all references in this Agreement to the "Company" will be deemed references to the "Trust".

     2. Term. The term of your employment under this Agreement (the "Term") will begin on the date you will commence your employment with Company, which date, subject to the mutual agreement of the parties, is expected to occur approximately May 15, 1996 and will continue, subject to the termination provisions set forth in paragraph 5 below, until the third anniversary of that date.

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Mr. Richard Smith
April 15, 1996
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     3. Compensation.

     (a) During each year of the Term, you will receive the following compensation, payable in accordance with the Company's standard payroll procedures:

                  (i)  For the portion of the Term ending
                       December 31, 1996, you will receive a base salary at the annual rate of $150,000, plus a bonus of $25,000 prorated for the number of weeks during the Term ending on or prior to December 31, 1996.

                  (ii) For subsequent calendar years of the
                       Company, or portions thereof, during the Term, you will receive a base salary and bonus as will be determined to be appropriate from time to time by the Company's Board of Directors, in its sole discretion; provided that in no event will your base salary be less than $150,000 on an annualized basis nor will your base salary plus bonus for the 1997 calendar year, or for any subsequent year, be less than $175,000 on an annualized basis.

     (b) At the time the Acquisition is consummated, and simultaneously with the closing thereof (the "Grant Date"), you will be granted options, pursuant to a stock option agreement from the Trust, to purchase 25,000 shares of the Trust (the "Options"). The stock option agreement will provide that the Options will vest, subject to paragraph 6(c) below, in two equal installments of 8,333 shares on the first and second anniversaries of the Grant Date and in a single installment of 8,334 shares on the third anniversary of the Grant Date. The Options will be exercisable at the closing price of Trust shares on the New York Stock Exchange on the date of consummation of the Acquisition, and except as otherwise specifically described in this Agreement, the Options will be subject to the same general terms and conditions as other options granted by the Trust.

     4. Fringe Benefits.

     (a) In addition to your other compensation, during the Term, you will be entitled to receive from the Company the same fringe benefits as are generally made available from time to time to other executives of the Company; except
(i) you will be entitled to three weeks of vacation for each 12-month period of the Term and (ii) the Company will reimburse you, until you become eligible for the Company's medical and hospitalization coverage, for the cost to you of continuing to purchase your current medical and hospitalization insurance through your current employer pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA").

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Mr. Richard Smith
April 15, 1996
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     (b) The Company also agrees to pay and/or reimburse you for those moving and living expenses in connection with your relocation to the Metropolitan Detroit area as will be mutually agreeable to you and the Company, including the following:

                  (i)  reasonable expenses incurred in
                       moving your home furnishings from Columbus, Ohio to the Metropolitan Detroit area;

                  (ii) reasonable commuting costs between
                       your home in Columbus and the Metropolitan Detroit area prior to your purchase of a new home;

                  (iii) reasonable apartment rental costs
                       (to the extent necessary) in the Metropolitan Detroit area for a period not to exceed six months from the commencement of your employment under this Agreement; and

                  (iv) reasonable and customary realtor fees
                       and closing costs incurred by you in connection with the sale of your current house in Ohio plus any loss incurred by you in connection with the sale of your current house (such loss to be measured by the excess, if any, of (a) the sum of your original acquisition cost of the house over (b) the net sales proceeds you receive for the house), but not to exceed, in the aggregate, $30,000.

     (c) You will be responsible for accounting for and payment of taxes on benefits provided to you by the Company and you will keep such records regarding usage of these benefits as the Company requires.

     5. Termination.

     (a) Death.  This Agreement will terminate immediately upon your death.

     (b) Disability.   This  Agreement will terminate immediately upon your
Disability.   "Disability" means your inability, whether mental or physical, to perform the normal duties of your position for six consecutive months. If the Company and you are unable to agree as to whether you are Disabled, the question will be decided by a physician mutually agreed upon by each of us and paid for by the Company, whose decision will be conclusive and binding. If you and the Company are unable to agree on a physician, you and the Company will each choose one physician who will mutually choose a third physician, whose decision will be conclusive and binding.

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Mr. Richard Smith
April 15, 1996
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     (c) With Cause.   The Company will have the right, upon written notice to
you, to terminate your employment under this Agreement for Cause. Such termination will be effective immediately upon such written notice. For purposes of this Agreement, termination of your employment for "Cause" means termination for your commission of a felony or crime involving moral turpitude; embezzlement, misappropriation of Company property or other acts of dishonesty or fraud; material breach of this Agreement or any other agreement with the Company (or its successors or assigns) to which you are a party which is not cured within 10 days of your receipt of written notice of such breach; or repeated failure, after written notice, to follow reasonable directions from the President and Chief Executive Officer and/or the Board of Directors of the Company.

     (d) Change in Control. If your employment is terminated by the Company prior to expiration of the Term and within twelve months after a Change in Control (as defined below), the provisions of paragraph 6(c) below will apply. The term "Change in Control" means the first to occur of the following events:
(i) any person or group of commonly controlled persons, other than the existing shareholders of the Company as of the date of this Agreement (the "Ramco Principals") or their affiliates, owns or controls, directly or indirectly, more than twenty-five percent (25%) of the voting control or value of the capital stock of the Company; or (B) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity, other than a corporation or entity controlled by the Ramco Principals or their affiliates, resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty-five percent (25%) or more of the voting control or value of the capital stock of the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation or dissolution), or otherwise approve a fundamental change in the nature of the Company's business. Notwithstanding the foregoing, the Acquisition will not constitute a Change in Control.

     6. Termination Benefits.

     (a) The amounts described in this paragraph 6 will be in lieu of any termination or severance payments required by the Company's policy or applicable law (other than continued medical or disability coverage to which you or your family are entitled under the Company's then existing employment policies covering Company executives or then applicable law), and will constitute your sole and exclusive rights and remedies with respect to the termination of your employment with the Company. All payments under this paragraph 6 will be payable in accordance with the Company's normal payroll procedures, and the Company may withhold from any payments made under this paragraph 6 all federal, state, city or other taxes to the extent such taxes are required to be withheld by applicable law.

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Mr. Richard Smith
April 15, 1996
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          (b) If your employment is terminated because of your death or
Disability or by the Company for Cause, you will receive the pro-rata portion of your salary under paragraph 3(a) above through the date of termination, and no other payment.

          (c) If your employment is terminated by the Company prior to expiration of the Term and within twelve months after a Change in Control, (i) you will receive the pro-rata portion of your salary under paragraph 3(a) above through the date of termination, (ii) you will also receive an additional amount equal to one year's salary at the rate in effect on the date of termination, payable in accordance with the Company's standard payroll procedures, (iii) the Company will pay you an amount equal to the most recent bonus paid you, under paragraph 3(a) above, prior to your termination, (iv) any Options or other plan benefits, if any, remaining unvested on the date of your termination will immediately vest, and (v) you will be entitled to a continuation of your fringe benefits under paragraph 4(a) above for one year following your termination, and no other payment.

     7. Confidentiality/Nonsolicitation.

          (a) During your employment with the Company and thereafter, you will not disclose or make accessible to any person or entity or use in any way for your own personal gain or to the Company's detriment any confidential
information relating to the business of  the  Company or its affiliates.   Upon
termination of your employment with the Company for any reason, you will immediately return to the Company all confidential materials over which you exercise any control.

          (b) You will not at any time during your employment with the Company, and for a period of one year after the termination of such employment for any reason, directly or indirectly, induce or solicit any employee of the Company to leave the employ of, any independent contractor to terminate any independent contractor relationship with, or any customer, tenant, lender or other party which transacts business with the Company to adversely change any relationship with, the Company.

          (c) Paragraphs 7(a) and (b) above are intended to protect confidential information of the Company and its affiliates, and relate to matters which are of a special and unique character, and their violation would cause irreparable injury to the Company, the amount of which will be extremely difficult, if not impossible, to determine and cannot be adequately
compensated  by monetary damages alone.   Therefore,  if you breach or threaten
to breach either of those paragraphs, in addition to any other remedies which may be available to the Company under this Agreement or at law or equity, the Company may obtain an injunction, restraining order, or other equitable relief against you and such other persons and entities as are appropriate.


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Mr. Richard Smith
April 15, 1996
Page 6


     8. Continuation of Employment Beyond Term.   There is not,  nor will there
be, unless in writing signed by both of us, any express or implied agreement as to your continued employment with the Company after the Term. Any continued employment after the Term will be employment at will and your compensation, benefits and termination benefits, if any, will be determined by the Board of Directors of the Company in its sole discretion.

     9.   Miscellaneous.

          (a) This Agreement is the complete agreement between us, supersedes any prior agreements between us and may be modified only by written instrument executed by both of us.

          (b) This Agreement will be governed by and construed in accordance with the laws of the State of Michigan.

          (c) The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision will be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

          (d) This Agreement will be binding upon and will inure to the benefit of the Company and its successors and assigns (including the Trust) but is personal to you and cannot be sold, assigned or pledged by you without the Company's written consent.

          (e) We will give notices under this Agreement to you in writing either by personal delivery or certified or registered mail at your address, as listed on our records at the time of the notice, and you will give notices to us in writing in care of the Company's President and Chief Executive Officer. Any such notice will be deemed given when delivered or mailed in accordance with the preceding sentence.

          (f) You represent and warrant that you have the right to enter into and perform your obligations under this Agreement and that you are not currently and will not during the Term become a party to or bound by any agreement or understanding, written or otherwise, which would in any way restrict or conflict with your performance under this Agreement.

          (g) The failure of either party to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the

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Mr. Richard Smith
April 15, 1996
Page 7

waiver of any single remedy will not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

     If this Agreement correctly expresses our mutual understanding, please sign and date the enclosed copy and return it to us.

                                               Very truly yours,

                                               RAMCO-GERSHENSON, INC.


                                               By:     /s/ Dennis Gershenson
                                               -----------------------------
                                                       Dennis Gershenson
                                                       Its:        President
                                                           -----------------


The terms of this Agreement
are accepted and agreed to
on April 30, 1996:


     /s/ Richard Smith
- ----------------------
Richard Smith